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                                 ENTREMED, INC.

                              TERMINATION AGREEMENT

          THIS AGREEMENT is made as of May 15, 1996 and is effective as of August 1, 1995 (the "Effective Date"), between EntreMed, Inc., a corporation organized under the laws of the State of Delaware The "Company"), and Steve Gorlin ("Gorlin").

                                    RECITALS:

In consideration of the above premises and the mutual agreements hereinafter set forth the parties hereby agree as follows:

1. DEFINITIONS. Whenever used in this Agreement, the following terms and their variant forms shall have the meaning set forth below:

          1.1 "Agreement" shall mean this Agreement and any Exhibits incorporated herein together with any amendments hereto made in the manner described in this Agreement.

          1.2 "Affiliate" shall mean any business entity which controls the Company, is controlled by, or is under common control with the Company.

          1.3 "Area" shall mean the states of Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland, Virginia, District of Columbia, North Carolina, Illinois, Texas and California, of the United States of America.

          1.4 "Business of the Company" shall mean the business of researching, developing, inventing, manufacturing, licensing or selling vaccines, vaccine adjuvants, immunotherapeutic agents, diagnostics and related pharmaceutical products.

          1.5 "Initial Term" shall mean that period of time commencing with the Effective Dtae and running until the earlier of (a) three (3) years thereafter or (b) any termination of this Agreement as provided for in Section 3 hereof.

          1.6 "Invention" shall mean any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which Gorlin has a reasonable basis to believe may be new.


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1.7  "Proprietary Information" shall mean:

     (a) information related to the Company or any Affiliate that (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy;

     (b) if the criteria in (a) above are satisfied, Proprietary Information shall include, but not be limited to, all tangible reproductions or embodiments of such information, technical and nontechnical data related to the formulas, patterns, designs, compilations, programs, inventions, methods, techniques, drawings, processes, finances, actual or potential customers and suppliers, existing and future products, and employees of the Company or its Affiliates; and

     (c) Proprietary Information also shall include information that has been disclosed to the Company or its Affiliates by a third party and which the Company or any Affiliate is obligated to treat as confidential.

          1.8 "Subject Invention" shall mean any Invention which is conceived by Gorlin alone or in a joint effort with others during Gorlin's engagement by the Company that:

     (a) May be reasonably expected to be used in the Company's research and development efforts relative to the Business of the Company, or in a current product or future product of the Company, or a product similar to a Company product or future product; or

     (b) Results from work that Gorlin has been assigned as part of Gorlin's duties as a consultant to the Company; or

     (c) Is in an area of technology which is the same as or substantially related to the areas of technology with which Gorlin is involved in the performance of Gorlin's duties as a consultant to the Company; or

     (d) Is useful, or which Gorlin reasonably expects may be useful, in any manufacturing or product design process of the Business of the Company.

     1.9  "Term" shall mean the Initial Term and all subsequent renewal periods.

     1.10 "Work" shall mean a copyrightable work of authorship, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories), plans, diagrams, specifications and other such works, and any contribution to such materials.


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2.   Duties.

     If requested by the Company, Gorlin shall perform such consulting or advisory tasks and services as may be delegated to him by the President of the Company. Gorlin shall have no right whatsoever to make any contracts binding upon the Company or take any actions on behalf of the Company, other than as specifically authorized by the President of the Company or his designee.

3.   Term and Termination.

     3.1 Term. This Agreement shall remain in effect for the Term, but may sooner be terminated by the Company for cause. Upon expiration of the Initial Term or any subsequent renewal Term, this Agreement may be renewed only by mutual, written agreement of Gorlin and the Company. Absent such written renewal agreement, this Agreement shall expire at the end of the then current Term.

     3.2 Effect of Termination. The obligations of Gorlin pursuant to Sections 6, 7, 8, 9, and 10 shall survive the termination of the engagement of Gorlin hereunder.

4.   Compensation.  Gorlin shall receive the following compensation hereunder:

     4.1 Base Compensation. Gorlin shall be compensated at a rate of Ninety Thousand Dollars ($90,000) per year, payable periodically in accordance with the Company's normal practices.

     4.2 Expense Reimbursement. In the event the Company requests consulting services hereunder, expenses incurred by Gorlin in the performance of such services shall be reimbursed by the Company if such expenses are approved in advance by the President of the Company or his designee. Any expenses not so approved shall be the sole responsibility of Gorlin.

5.   Gorlin's Representations and Warranties.

     5.1 No Previously Conceived Inventions. Gorlin warrants and represents that Gorlin has not, as of the Effective Date, previously conceived any Invention or acquired any ownership interest in any Invention (other than any Invention assigned by Gorlin to the Company contemporaneously with the execution of this Agreement) which:

     (a)  Relates to the Business of the Company; and

     (b) Is Gorlin's property, or of which he is a joint owner with another person or company; and


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     (c)  Would be a Subject Invention if such Invention were made while a consultant to the Company; and

     (d)  Has not previously been transferred or assigned to the Company.

In the event that the foregoing warranty and representation is breached by Gorlin, the Invention in question shall be considered to be licensed to the Company on a non-exclusive, perpetual, royalty free basis, for any use in or reasonably related to the Business of the Company.

     5.2 Gorlin's Prior Patent Rights. Gorlin neither owns nor has the right to license any patents, individually or jointly with others, except those specifically described on Exhibit A attached hereto and incorporated herein by reference.

     5.3 No Prior Works. Gorlin claims no ownership rights in any Works relative to Gorlin's area of responsibility as a consultant to the Company except described on Exhibit A.

     5.4 No Prior Agreements. Except as described on Exhibit A, Gorlin is not a party to any employment or consulting contract or similar agreement that prohibits Gorlin, during any period of time, from:

     (a) Competing with or participating in a business that competes with Gorlin's former employer or business;

     (b) Soliciting personnel of the former employer or business to leave the former employer's employment or to leave the business; or

     (c) Soliciting customers of the former employer or business on behalf of another business.

     5.5 No Inventions or Works Affected. Gorlin hereby warrants and represents to the Company that Gorlin has not executed any agreement with any other party which purports to require Gorlin to assign or license any Work or any Invention pertaining to the Business of the Company created, conceived or first practiced by Gorlin during a period of time which includes the Effective Date.

      5.6 No Violation of Laws. Gorlin hereby represents and warrants to the Company that Gorlin's execution and performance of Gorlin's under this Agreement will not result in a violation or breach of any applicable law, rule or regulation of any governmental entity.

6.   Inventions and Copyrights


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     6.1  Subject Inventions.  Gorlin agrees that all Subject Inventions conceived or first practiced by Gorlin during this engagement by the Company, and all patent rights and copyrights to the Subject Inventions, will become the property of the Company, and Gorlin hereby irrevocably assigns to the Company all of Gorlin's rights to all Subject Inventions.

     6.2 Notification of Conception of Invention. Gorlin agrees that if Gorlin conceives an Invention during this engagement by the Company and there is a reasonable basis to believe that the Invention is a Subject Invention, Gorlin will promptly provide a written description of the Invention to the Company adequate to allow evaluation for a determination as to whether the Invention is a Subject Invention.

     6.3 Records. Gorlin shall maintain appropriate records of all research and development activities adhering to any specific guidelines for the same which are promulgated by the Company, which shall, if properly maintained and promptly disclosed to the Company, satisfy the requirement of providing a written disclosure of any Subject Inventions. It is agreed that all the notebooks and written disclosures, and any copyrights or ideas therein, are the sole and exclusive property of the Company. Gorlin shall complete written call reports on contacts with prospective or existing customers adhering to any specific guidelines for the same which are promulgated by the Company.

     6.4 Patent Applications. Gorlin agrees that should the Company elect to file an application for patent protection either in the United States or in any foreign country, on a Subject Invention of which Gorlin was an inventor, Gorlin will execute all necessary documentation relating to the patent applications, including formal assignments to the Company. Gorlin further agrees to cooperate with attorneys or other persons designated by the Company by explaining the nature of any Subject Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation required for prosecution of the patent applications. The Company will be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Subject Inventions assigned to the Company.

     6.5 Works Created by Gorlin in Course of Business. Gorlin agrees that every Work created by Gorlin in the course of Gorlin's duties as a consultant to the Company and related to the Business of the Company is subject to the work Made for Hires provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. All right, title and interest to copyrights in all Works which have been or will be prepared by Gorlin within the scope of Gorlin's engagement by the Company will be the property of the Company. Gorlin acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in the Company the copyrights to such Works, Gorlin hereby assigns to the Company all right, title and interest to copyrights which Gorlin may have in the Works; the foregoing shall be deemed a continuing assignment. Gorlin shall disclose to the Company such Works and will execute and deliver all applications, registrations, and documents


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relating to the copyrights to the Works and will provide assistance to secure and perfect the Company's title to the copyrights in the Works. The Company will be responsible for all expenses incurred in connection with the registration of all the copyrights.

7.   Proprietary Information.

     7.1 Ownership of Proprietary Information. All Proprietary Information received or developed by Gorlin while a consultant to the Company will remain the sole and exclusive property of the Company

     7.2 Obligations of Gorlin. Gorlin will hold the Proprietary Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information except to the extent necessary to perform the duties assigned by the Company.

     7.3 Delivery upon Termination. Upon termination of Gorlin's engagement by the Company, Gorlin will promptly deliver to the Company all property belonging to the Company, including without limitation all Proprietary Information then in Gorlin's possession or control.

8.   Limitations on Future Competitive Activities.

     8.1 Non-Competition. Gorlin shall not, during Gorlin's engagement by the Company hereunder and for a period of one (1) year thereafter (except on behalf of or with the prior written consent of the Company), within the Area, either directly or indirectly, on Gorlin's own behalf or in the service or on behalf of others, as a manager, supervisor, administrator, consultant, producer, instructor, salesman, or in any other capacity which involves duties and responsibilities similar to those undertaken for the Company, engage in any business which is the same as or essentially the same as the Business of the Company. It is the express intent of the parties that the Area, as that term is defined herein, is the area where Gorlin performs or performed services on behalf of the Company under this Agreement as of, or within a reasonable time prior to, the termination of Gorlin's engagement hereunder.

     8.2 Non-Solicitation of Customers. Gorlin shall not, during Gorlin's engagement by the Company hereunder and for a period of one ( 1) year thereafter (except on behalf of or with the prior written consent of the Company) within the Area, on Gorlin's own behalf or in the service or on behalf of others, solicit or accept, or attempt to solicit or accept, directly or by assisting others, any business from any of the Company's customers, including actively sought prospective customers, with whom Gorlin has or had material contact during this engagement for purposes of providing products or services that are competitive with those provided by the Company.


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     8.3 Non-Solicitation of Employees. Gorlin shall not, during Gorlin's engagement by the Company hereunder and for a period of two (2) years thereafter, on Gorlin's own behalf or in the service or on behalf of others, solicit, recruit or hire, or attempt to recruit or hire, directly or by assisting others, any employee of the Company or its affiliates, whether or not such employee is a full-time employee or a temporary employee of the Company, and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

9. Indemnification. Gorlin shall indemnify the Company from and hold it harmless against any loss, liability, damage, action, cause of action, cost or expense (including without limitation attorneys' fees) arising out of (a) any unauthorized act or omission of Gorlin which may be determined to be binding upon the Company, (b) any material breach of the obligations and undertakings of Gorlin hereunder, or (c) the negligent, reckless or willful misconduct of Gorlin.

10. Remedies. Gorlin agrees that the covenants contained in Sections 5 through 9 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Company; and that irreparable loss and damage will be suffered by the Company should he breach any of the covenants. Therefore, Gorlin agrees and consents that, in addition to all the remedies provided by law or in equity, the Company shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Company and Gorlin agree that all remedies available to the Company or Gorlin, as applicable, shall be cumulative.

11. Severability. The parties agree that each of the provisions included in this Agreement is separate, distinct, and severable from the other provisions of this Agreement, and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

12. Notice. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If the Company:


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               Chief Executive Officer
               EntreMed, Inc.
               Suite 200
               9610 Medical Center Drive
               Rockville, Maryland 20850

               with a copy to:

               Donald S. Brooks, Esquire
               Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein 6 Becker Farm Road
               Roseland, NJ 07068-1739

          (ii) If to Gorlin:

               Steve Gorlin
               c/o S. Gorlin Co.
               5115 New Peachtree Road, Suite 200
               Chamblee, GA  30341

13. Assignment. Neither party hereto may assign or delegate this Agreement or any of its rights and obligations hereunder without the written consent of the other party hereto.

14. Waiver. A waiver by the Company of any breach of this Agreement by Gorlin shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15. Law and Jurisdiction. This Agreement shall be subject to the law of Maryland, and the parties consent and submit to the jurisdiction of the cognizant courts of Maryland for any disputes or causes arising hereunder.

16. Entire Agreement. This Agreement embodies the entire and final agreement of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Company or Gorlin unless made in writing and signed by both parties.

All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

THIS AGREEMENT, AS A CONDITION OF GORLIN'S ENGAGEMENT BY THE COMPANY, CONTAINS AN ASSIGNMENT OF CERTAIN PATENT AND RELATED RIGHTS TO INVENTIONS CONCEIVED WHILE A GORLIN TO THE COMPANY, MAY


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AFFECT RIGHTS TO INVENTIONS OWNED BY GORLIN AT THE TIME THIS ENGAGEMENT BY THE
COMPANY BEGINS, AND IMPOSES UPON GORLIN CERTAIN CONFIDENTIALITY RESTRICTIONS WITH RESPECT TO PROPRIETARY INFORMATION BELONGING TO THE COMPANY. PLEASE READ THIS AGREEMENT CAREFULLY BEFORE SIGNING.

     IN WITNESS WHEREOF, the Company and Gorlin have executed and delivered this Agreement as of the Effective Date.

                                        ENTREMED, INC.


_____________________________           _____________________________
Steve Gorlin                            John W. Holaday, President & CEO


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                                 ENTREMED, INC.

                     Consulting Agreement With Steve Gorlin

                                    EXHIBIT A

                 INVENTIONS, PATENTS, COPYRIGHTS AND AGREEMENTS

1.   Previously Conceived Inventions
     (Please describe any Inventions which you have developed or in which you have some ownership or licensing interest or right.)



2.   Patents
     (Please list or describe all patents you own or have an interest in, individually or with others, or for which applications are pending.)


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 3.  Copyrights
     (Please describe any Works for which you claim ownership or licensing rights of the copyright, either individually or with others.)



4.   Employment Agreements
     (Please list and provide copies of pertinent portions of all agreements with former employers or others containing the restrictions described in
     Section 10 or requiring the assignment or licensing of inventions, copyrightable works, or contributions to copyrightable works.)


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